Bandwidth Announces Third Quarter 2019 Financial Results
Total third quarter revenue of $60.5 million, up 20% year-over-year
CPaaS third quarter revenue of $51.5 million, up 24% year-over-year
Active CPaaS customers of 1,610, up 39% year-over-year
Dollar-based net retention rate of 116%
Raleigh, NC - November 6, 2019 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the third quarter ended September 30, 2019.
"We believe our value proposition is strong and are pleased with our progress in driving adoption of our highly scalable platform of flexible APIs, our vertically integrated nationwide IP voice network that we built and operate, and our unique 911 capabilities. Enterprise customers who scale with our platform are increasingly viewing Bandwidth as a strategic partner and we take pride in succeeding when our customers succeed," stated David Morken, chief executive officer of Bandwidth. "Looking ahead, we continue to be optimistic about the growth opportunities and I want to thank our team who remain focused on executing on our mission and delivering best-in-class service to our enterprise customers."
Third Quarter 2019 Financial Highlights
•Revenue: Total revenue for the third quarter of 2019 was $60.5 million, up 20% compared to $50.5 million in the third quarter of 2018. Within total revenue, CPaaS revenue was $51.5 million, up 24% compared to $41.5 million for the third quarter of 2018. Other revenue contributed the remaining $9.0 million for the third quarter of 2019. Other revenue was $8.9 million in the same period last year.
•Gross Profit: Gross profit for the third quarter of 2019 was $27.4 million, compared to $23.0 million for the third quarter of 2018. Gross margin for the third quarter of 2019 was 45%, compared to 46% for the third quarter of 2018. Non-GAAP gross profit for the third quarter of 2019 was $29.1 million, compared to $24.1 million for the third quarter of 2018. Non-GAAP gross margin was 48% for the third quarter of 2019, compared to 48% for the third quarter of 2018.
•Net Income (Loss): Net loss for the third quarter of 2019 was $(1.0) million, or $(0.04) per share, based on 23.4 million weighted average shares outstanding. During the third quarter of 2018, net income was $2.5 million, or $0.12 per share, based on 21.1 million weighted average diluted shares outstanding.
•Non-GAAP Net Loss: Non-GAAP net loss for the third quarter of 2019 was $(1.4) million, or $(0.06) per share, based on 23.4 million weighted average shares outstanding. This compares to a Non-GAAP net loss of $(1.0) million, or $(0.05) per share, based on 19.1 million weighted average shares outstanding for the third quarter of 2018.
•Adjusted EBITDA: Adjusted EBITDA was $(0.6) million for the third quarter of 2019, compared to $2.3 million for the third quarter of 2018.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP

Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
Third Quarter 2019 Key Metrics
•The number of active CPaaS customers was 1,610 as of September 30, 2019, an increase of 39% from 1,155 as of September 30, 2018.
•The dollar-based net retention rate was 116% during the third quarter of 2019, compared to 117% during the third quarter of 2018.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
As of November 6, 2019, Bandwidth is providing guidance for its fourth quarter and full year 2019 as follows:
•Fourth Quarter 2019 Guidance: CPaaS revenue is expected to be in the range of $50.3 million to $50.8 million. Total revenue is expected to be in the range of $58.4 million to $58.9 million. Non-GAAP loss per share is expected to be in the range of ($0.15) to ($0.17) per share, using 23.5 million weighted average shares outstanding.
•Full Year 2019 Guidance: CPaaS revenue is expected to be in the range of $194.8 million to $195.3 million. Total revenue is expected to be in the range of $229.0 million to $229.5 million. Non-GAAP loss per share is expected to be in the range of approximately of ($0.37) to ($0.39) per share, using 22.6 million weighted average shares outstanding.
Bandwidth has not reconciled its fourth quarter and full-year guidance related to non-GAAP net loss to GAAP net loss and non-GAAP loss per share to GAAP loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the third quarter ended September 30, 2019. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through November 13, 2019, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13695047.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and RingCentral use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network - one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2019 and full-year 2019, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after December 31, 2018. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net (loss) income as net income (loss) adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax benefit resulting from excess tax benefits associated with the exercise of stock options and vested restricted stock, and benefit resulting from the release of the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net income (loss) adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax provision (benefit), interest income, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in investments of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Revenue	$50,454	$60,491	$151,770	$170,591
Cost of revenue	27,474	33,104	79,404	91,980
Gross profit	22,980	27,387	72,366	78,611
Operating expenses:
Research and development	5,895	7,939	14,111	23,312
Sales and marketing	5,422	8,784	14,598	25,647
General and administrative	11,576	15,269	33,635	43,884
Total operating expenses	22,893	31,992	62,344	92,843
Operating income (loss)	87	(4,605)	10,022	(14,232)
Other income, net	103	781	242	1,711
Income (loss) before taxes	190	(3,824)	10,264	(12,521)
Income tax benefit	2,320	2,810	8,949	16,971
Net income (loss)	$2,510	$(1,014)	$19,213	$4,450

Earnings per share:
Net income (loss) per share:
Basic	$0.13	$(0.04)	$1.05	$0.20
Diluted	$0.12	$(0.04)	$0.91	$0.19
Weighted average number of common shares outstanding:
Basic	19,072,196	23,426,455	18,300,435	22,353,097
Diluted	21,146,124	23,426,455	21,065,802	23,692,571

The Company recognized total stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Cost of revenue	$30	$52	$79	$158
Research and development	173	371	376	1,101
Sales and marketing	146	280	364	892
General and administrative	413	951	1,198	2,809
Total	$762	$1,654	$2,017	$4,960

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	September 30,
	2018	2019
Assets
Current assets:
Cash and cash equivalents	$41,261	$192,410
Marketable securities	17,400	—
Accounts receivable, net of allowance for doubtful accounts	24,009	30,030
Prepaid expenses and other current assets	6,114	8,350
Deferred costs	2,630	2,522
Total current assets	91,414	233,312
Restricted cash	240	391
Property and equipment, net	25,136	36,085
Intangible assets, net	7,089	6,699
Deferred costs, non-current	1,828	1,901
Other long-term assets	487	1,250
Goodwill	6,867	6,867
Deferred tax asset	17,359	34,449
Total assets	$150,420	$320,954
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,418	$3,343
Accrued expenses and other current liabilities	21,393	28,002
Current portion of deferred revenue	5,324	5,020
Advanced billings	2,588	4,720
Total current liabilities	32,723	41,085
Deferred rent, net of current portion	2,503	3,728
Deferred revenue, net of current portion	6,424	5,755
Total liabilities	41,650	50,568
Stockholders’ equity:
Class A and Class B common stock	19	23
Additional paid-in capital	116,600	273,970
Accumulated deficit	(7,848)	(3,572)
Accumulated other comprehensive loss	(1)	(35)
Total stockholders’ equity	108,770	270,386
Total liabilities and stockholders’ equity	$150,420	$320,954

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2018	2019
Operating activities
Net income	$19,213	$4,450
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,109	6,628
Accretion of bond discount	(80)	(700)
Gain on sale of marketable securities	—	(4)
Amortization of debt issuance costs	48	159
Stock-based compensation	2,017	4,960
Deferred taxes	(9,041)	(17,091)
Loss on disposal of property and equipment	27	354
Changes in operating assets and liabilities:
Accounts receivable	(2,555)	(5,304)
Prepaid expenses and other assets	(1,122)	(3,046)
Deferred costs	345	(42)
Accounts payable	(778)	(169)
Accrued expenses and other liabilities	4,375	4,696
Deferred revenue and advanced billings	5,347	985
Deferred rent	2,096	644
Net cash provided by (used in) operating activities	24,001	(3,480)
Investing activities
Purchase of property and equipment	(4,921)	(13,088)
Capitalized software development costs	(3,511)	(2,749)
Proceeds from sale of property and equipment	3	—
Purchase of marketable securities	(23,860)	(68,361)
Proceeds from sales and maturities of marketable securities	9,000	86,468
Net cash (used in) provided by investing activities	(23,289)	2,270
Financing activities
Payments on capital leases	(74)	—
Payment of costs related to the initial public offering	(285)	—
Payment of costs related to the follow-on public offering	—	(757)
Proceeds from the follow-on public offering, net of underwriting discounts	—	147,391
Payment of debt issuance costs	—	(142)
Proceeds from exercises of stock options	10,547	7,249
Proceeds from exercises of warrants	37	—
Equity awards withheld and paid for tax liabilities	—	(1,212)
Net cash provided by financing activities	10,225	152,529
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(19)
Net increase in cash, cash equivalents, and restricted cash	10,937	151,300
Cash, cash equivalents, and restricted cash, beginning of period	37,870	41,501
Cash, cash equivalents, and restricted cash, end of period	$48,807	$192,801

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Consolidated Gross Profit	$22,980	$27,387	$72,366	$78,611
Depreciation	1,135	1,700	3,214	4,523
Stock-based compensation	30	52	79	158
Non-GAAP Gross Profit	$24,145	$29,139	$75,659	$83,292
Non-GAAP Gross Margin %	48%	48%	50%	49%
By Segment
CPaaS

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
CPaaS Gross Profit	$17,541	$22,202	$51,229	$63,431
Depreciation	1,135	1,700	3,214	4,523
Stock-based compensation	30	52	79	158
Non-GAAP CPaaS Gross Profit	$18,706	$23,954	$54,522	$68,112
Non-GAAP CPaaS Gross Margin %	45%	47%	45%	47%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Net income (loss)	$2,510	$(1,014)	$19,213	$4,450
Income tax benefit (1)	(2,320)	(2,810)	(8,949)	(16,971)
Interest income, net	(103)	(778)	(242)	(1,698)
Depreciation	1,296	2,177	3,685	6,238
Amortization	130	130	424	390
Stock-based compensation	762	1,654	2,017	4,960
Loss on disposal of property and equipment	17	3	27	354
Adjusted EBITDA	$2,292	$(638)	$16,175	$(2,277)
________________________
(1) Includes excess tax benefits associated with the exercise of stock options and vesting of restricted stock units of $4,163 and $11,215 in the three and nine months ended September 30, 2018, respectively, and $1,749 and $13,488 in the three and nine months ended September 30, 2019, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net (Loss) Income

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Net income (loss)	$2,510	$(1,014)	$19,213	$4,450
Stock-based compensation	762	1,654	2,017	4,960
Amortization related to acquisitions	130	130	390	390
Loss on disposal of property and equipment	17	3	27	354
Estimated tax effects of adjustments	(233)	(451)	(625)	(1,440)
Income tax benefit of option exercises	(4,163)	(1,631)	(11,215)	(12,437)
Income tax benefit of vesting restricted stocks units	—	(118)	—	(1,051)
Non-GAAP net (loss) income	$(977)	$(1,427)	$9,807	$(4,774)

Non-GAAP net (loss) income per Non-GAAP share
Basic	$(0.05)	$(0.06)	$0.54	$(0.21)
Diluted	$(0.05)	$(0.06)	$0.47	$(0.21)

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	19,072,196	23,426,455	18,300,435	22,353,097
Non-GAAP diluted shares	19,072,196	23,426,455	21,065,802	22,353,097

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2018	2019	2018	2019
Net cash provided by (used in) operating activities	$6,884	$1,932	$24,001	$(3,480)
Net cash used in investing in capital assets (1)	(3,772)	(6,318)	(8,432)	(15,837)
Free cash flow	$3,112	$(4,386)	$15,569	$(19,317)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contacts
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com